Exhibit 99.4

WMG ACQUISITION CORP.
OFFER TO EXCHANGE
ALL OUTSTANDING PRIVATELY PLACED 8 1/8% SENIOR SUBORDINATED NOTES DUE 2014
FOR AN EQUAL AMOUNT OF ITS 8 1/8% SENIOR SUBORDINATED NOTES DUE 2014
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

            , 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

        As described in the enclosed Prospectus, dated                 , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal for the Sterling Notes (the "Sterling Notes Letter of Transmittal"), WMG Acquisition Corp. (the "Company") and certain subsidiaries of the Company (the "Guarantors") are offering to exchange (the "Sterling Notes Exchange Offer") its 8 1/8% Senior Subordinated Notes due 2014 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Sterling Exchange Notes") for each of its outstanding 8 1/8% Senior Subordinated Notes due 2014 (the "Sterling Outstanding Notes" and, together with the Sterling Exchange Notes, the "Sterling Notes") upon the terms and subject to the conditions of the enclosed Prospectus and related Sterling Notes Letter of Transmittal. The terms of the Sterling Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Sterling Outstanding Notes for which they may be exchanged pursuant to the Sterling Exchange Offer, except that the Sterling Exchange Notes are freely transferable by holders thereof. The Sterling Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Sterling Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Sterling Notes Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Sterling Notes Exchange Notes issued in the Sterling Notes Exchange Offer in exchange for the Old Guarantees of the Sterling Outstanding Notes for which such Sterling Exchange Notes are issued in the Sterling Notes Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Sterling Exchange Offer" include the Guarantors' offer to exchange the New Guarantees for the Old Guarantees, references to the "Sterling Exchange Notes" include the related New Guarantees and references to the "Sterling Outstanding Notes" include the related Old Guarantees. The Company will accept for exchange any and all Sterling Outstanding Notes properly tendered according to the terms of the Prospectus and the Sterling Notes Letter of Transmittal. Consummation of the Sterling Notes Exchange Offer is subject to certain conditions described in the Prospectus.

        WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE STERLING EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

        Enclosed are copies of the following documents:

  1.
  The Prospectus;

  2.
  The Sterling Notes Letter of Transmittal for the Sterling Outstanding Notes for your use in connection with the tender of Sterling Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

  3.
  A form of Notice of Guaranteed Delivery for the Sterling Notes; and

  4.
  A form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Sterling Outstanding Notes held registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions regarding the Sterling Notes Exchange Offer.

        Your prompt action is requested. Please note that the Sterling Notes Exchange Offer will expire at 12:00 a.m. midnight, New York City time, on                        , 2005 (the "Expiration Date"), unless the Company otherwise extends the Sterling Notes Exchange Offer.

        To participate in the Sterling Notes Exchange Offer, certificates for Sterling Outstanding Notes, together with a duly executed and properly completed Sterling Notes Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Sterling Outstanding Notes into the account of HSBC Bank plc (the "Exchange Agent"), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Sterling Notes Letter of Transmittal.

        The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Sterling Outstanding Notes pursuant to the Sterling Notes Exchange Offer. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Sterling Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Sterling Notes Letter of Transmittal.

        If holders of the Sterling Outstanding Notes wish to tender, but it is impracticable for them to forward their Sterling Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Sterling Notes Letter of Transmittal.

        Any inquiries you may have with respect to the Sterling Notes Exchange Offer should be addressed to the Exchange Agent its address and telephone number set forth in the enclosed Prospectus and Sterling Notes Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

                      Very truly yours,
                      WMG ACQUISITION CORP.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE STERLING NOTES EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.